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                                                                    EXHIBIT 23.1

We consent to the inclusion in this registration statement on Form S-11 of our report dated March 16, 2001, on our audit of the financial statements of Foundation Capital Resources, Inc. as of and for the six months ended December 31, 2000.

                                    /s/ BKD, LLP

January 15, 2002
Springfield, Missouri